EXHIBIT 10.23
                                                                   -------------




                      NON EXCLUSIVE DISTRIBUTION AGREEMENT

         THIS AGREEMENT entered into on this August 5, 2002 (the "Effective Date") between PalWeb Corporation, an Oklahoma corporation (the "Company") and Bosh Material Handling Incorporated (hereafter referred to as "Bosh or Non Exclusive Distributor").

                                    RECITALS

         WHEREAS, the Company has determined that in view of the Bosh's professional knowledge, expertise and experience, Bosh's services as a Non Exclusive Distributor of the Company will be of great value to the Company, and accordingly, the Company desires to enter into this Agreement with Bosh as set forth herein in order to secure such services;

         WHEREAS, Bosh agrees to purchase from the Company, 100,000 pallets cumulative over the five year term.

         WHEREAS, contemporaneous with the execution of this Non Exclusive Distribution Agreement (the "Agreement"), Bosh has executed the Confidentiality and Non Disclosure Agreement, attached as Attachment I; and

         WHEREAS, Bosh desires to act as a non exclusive distributor for the Company of its pallet products on the terms set forth herein.

         NOW THEREFORE, for and in consideration of the Non Exclusive Distributor's agreement with the Company, the above promises and the mutual agreements hereinafter set forth, Bosh and the Company agree as follows:

         1.   DISTRIBUTOR DUTIES.

              (a) The Company agrees to enter into this Agreement with Bosh for the sole purpose of selling the Company's pallets. Bosh shall work with the marketing personnel of the Company or as directed by the Company's Board.

              (b) Bosh shall (i) diligently follow and implement all policies and decisions communicated by the Board and/or marketing personnel, (ii) timely prepare and forward to the Board and/or marketing personnel all reports and accountings as may be requested.

              (c) The Company shall provide Bosh with such technical support and inventory as appropriate in order for Bosh to perform under this Agreement.

         2. TERM. The term of the Agreement shall be five (5) years ("Term"). In the event the Term expires or if either terminates this Agreement pursuant to
Section 3, Bosh shall diligently assist the Company in transitioning all matters and work for which he was responsible as the Company shall direct.

         3.   TERMINATION. This Agreement can be terminated as follows:

              (a) By the Company for Cause immediately and without notice. Cause means conduct amounting to (i) fraud, dishonesty or breach of fiduciary duty against the Company, (ii) willful misconduct, repeated refusal to follow the reasonable directions of the Company or violation of law in the course of performance under the Agreement, (iii) a material breach or violation of the terms of this Agreement, (iv) non payment of amounts owed the Company to be paid timely in accordance with Section 4.
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         4.   PRE-CONDITIONS. As a pre-condition to the effectiveness of this
Agreement, Bosh shall execute the Confidentiality and Non Disclosure Agreement attached as Attachment I and provide financial information to the Company which in the sole discretion of the Company indicates Bosh's ability to purchase the requirement of 100,000 pallets during the term of the Agreement and to pay the Company in a timely manner. Bosh agrees that all pricing is F.O.B. at the Company's plant in Dallas, and payment will be net thirty (30) days after the invoice date. Invoicing will be done in increments equal to actual shipments. Bosh acknowledges and agrees that any breach by it of such agreement shall result in the immediate termination of this Agreement with no further obligation to pay Bosh under this Agreement.

         5. NON EXCLUSIVITY. The Agreement grants Bosh the non exclusive right to sell the Company's pallets and related platforms with the understanding that pre-existing relationships (see Attachment III, Bosh's Clients) developed by Bosh will be treated as Bosh's clients during the term hereof and for a period of one year thereafter.

         6. SEVERABILITY. The parties agree that each of the provisions included in this Agreement and the Confidentiality and Non Disclosure Agreement is separate, distinct, and severable from the other provisions of these Agreements, and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of these Agreements. Further, if any provision of these Agreements is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

         7. ASSIGNMENT. This Agreement and the rights and obligations of the hereunder may not be assigned by either party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, this Agreement shall be binding on and inure to the benefit of the Company's successors.

         8. NOTICES. Except as otherwise specifically provided herein, any notice required or permitted to be given by, or to, either party pursuant to this Agreement shall be given in writing, and shall be personally delivered, or mailed by certified mail, return receipt requested, or provided by electronic transmission with a copy sent contemporaneously by certified mail, return receipt requested, at the address set forth below or at such other address as either party shall designate by written notice to the other given in accordance with this Section. Any notice complying with this Section shall be effective immediately upon personal delivery or electronic transmission, and if mailed only, on the third business day after mailing.

         9. WAIVER. The waiver by either party hereto of any breach of this Agreement by the other party hereto shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

         10. INDEPENDENT CONTRACTOR. It is expressly understood that Bosh is an independent contractor and that it is not a principal, partner, or employee of the Company. The actual performance of all day-to-day work by Bosh hereunder shall be under the control and direction of Bosh. The Company, being interested in the result to be obtained, shall at all times have access to the sales information of Bosh for the purposes of observing the performance hereunder by Bosh.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Oklahoma. The parties agree that jurisdiction and venue for any matter arising out of or pertaining to this Agreement shall be proper only in the state courts located in Tulsa county, Oklahoma and the federal courts having jurisdiction over the Northern District of Oklahoma, and the parties hereby consent to such venue and jurisdiction.

         12. BENEFICIARY. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

         13. ENTIRE AGREEMENT. This Agreement and the Confidentiality and Non Disclosure Agreement executed contemporaneously herewith embody the entire agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Company or Bosh unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

         14. CONFIDENTIALITY. The terms, conditions and existence of this Agreement shall be confidential.

         IN WITNESS WHEREOF, the Non Exclusive Distributor and the Company have executed and delivered this Agreement as of the date first shown above.




THE COMPANY:                                THE NON EXCLUSIVE DISTRIBUTOR:

PALWEB CORPORATION

By: /s/ Paul A. Kruger                      /s/ Timothy A. Irwin
    -------------------------               -----------------------------------
    President                               Bosh Material Handling Incorporated
    PALWEB CORPORATION                      4380-40th Street SE, Suite A
    1607 West Commerce Street               Grand Rapids, Michigan  49512-4069
    Dallas, Texas  75208

                                  ATTACHMENT I
                                  ------------
                                  PRICING LIST
                          PRICES GOOD THROUGH 12/31/02



Picture frame Granada with grommets @ $18.00 per pallet
Base Resin Cost of Polymer as of July 23, 2002:

         $ .33 per pound of Polyethylene as quoted by Exxon/Mobil.
         $ .65 per pound of Polypropylene with 15% glass as quoted by Exxon Mobil/Matrix

         Through 12-31-02, the $18.00 per pallet shall be adjusted upward in the event that the Base Resin Costs increase more than one-half cent per pound.

         Example: Polyethylene and Polypropylene 50 lb (tops 30 lbs. - bottom 20 lbs.) each increase $.02 per pound, then the pallet price would increase by One Dollar from $18.00 per pallet to $19.00 per pallet.

                                  ATTACHMENT II
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     Non Exclusive Distributor Confidentiality and Non Disclosure Agreement

                                 ATTACHMENT III
                                 --------------

    (Customers of Non Exclusive Distributor as of the date of the Agreement)


                   Customer                         Terms
                   --------                         -----

         1.   Pharmacia Corporation    o  Price of $18.00 per Granada Pallet
                                       with rubber inserts and $17.00 per
                                       Granada Pallet without rubber inserts.
                                       o  Three (3) year full replacement at no
                                       charge, F.O.B. Dallas with return of old pallet F.O.B. Dallas.